UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2018

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number Former Name or Former Address, if Changed since Last Report	IRS Employer Identification Number

001-15943	Charles River Laboratories International, Inc. Delaware 251 Ballardvale Street Wilmington, Massachusetts 01887 (781) 222-6000 N/A	06-1397316

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On February 12 , 2018, Charles River Laboratories International, Inc. (“Charles River”), Forest Acquisition Corporation, a wholly-owned subsidiary of Charles River (“Merger Sub”), ACP Mountain Holdings, Inc. (“ACP Mountain Holdings”) and Avista Capital Partners IV GP, LP, in its capacity as Stockholder’s Representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into ACP Mountain Holdings, with ACP Mountain Holdings surviving the merger as a direct wholly-owned subsidiary of Charles River (the “Merger”).

In connection and concurrently with Charles River’s entry into the Merger Agreement, (i) Charles River entered into a commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), pursuant to which JPMorgan has committed to provide up to $830 million in debt financing (the “Financing”), and (ii) Charles River entered into a support agreement (the “Support Agreement”) with certain stockholders of ACP Mountain Holdings pursuant to which such stockholders consented to the approval and adoption of the Merger Agreement, waived their statutory appraisal rights and agreed to certain other covenants.

The Merger Agreement

Pursuant to the terms of the Merger Agreement, Charles River will acquire ACP Mountain Holdings for approximately $800 million in cash, subject to certain customary adjustments. Consummation of the Merger is subject to customary closing conditions, including among other things: (i) the adoption and approval of the Merger Agreement by ACP Mountain Holdings’ stockholders, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (iii) subject to the standards set forth in the Merger Agreement, the accuracy of representations and warranties as of the closing, (iv) the absence of any developments that would reasonably be expected to have a material adverse effect on ACP Mountain Holdings and (v) the delivery by ACP Mountain Holdings to Charles River of its 2017 audited financial statements accompanied by a report from its auditors that is either unqualified or otherwise meets the applicable requirements of Regulation S-X under the Securities Exchange Act of 1934. Closing is expected to occur in the second quarter of 2018.

Charles River and ACP Mountain Holdings each made customary representations, warranties and covenants under the Merger Agreement. ACP Mountain Holdings has agreed to certain covenants, including among others, that it will: (i) conduct its business in the ordinary course and refrain from taking certain actions until the consummation of the Merger, (ii) use commercially reasonable efforts to consummate the Merger and (iii) provide evidence of the consent of its stockholders to the Merger within one business day of the date of the Merger Agreement.

The Merger Agreement may be terminated under specified circumstances, including if the Merger is not consummated on or before July 12, 2018 (the “Outside Date”) for any reason other than the delay or the nonperformance of the terminating party. If as of such date, the closing condition requiring the expiration or termination of the waiting period under the HSR Act has not been satisfied and all other closing conditions (other than conditions which by their nature are to be satisfied at Closing, but subject to such conditions being waived or capable of being satisfied at Closing) to the Merger have been satisfied or waived, each of Charles River and ACP Mountain Holdings shall have the right upon written notice to extend the Outside Date until August 12, 2018. In the event the Merger Agreement is terminated (i) as a result of an injunction, other governmental order or the withholding of an approval in each case pursuant to applicable antitrust laws, (ii) as a result of the failure of the Merger to occur on or before the Outside Date as a result of the failure to obtain any approval under an applicable antitrust law or (iii) as a result of the breach of Charles River’s covenants with respect to antitrust matters, Charles River would be required to pay ACP Mountain Holdings a termination fee of $48 million (or, in the event that Charles River has elected to extend the Outside Date until August 12, 2018, $56 million) which will serve as ACP Mountain Holdings’ sole and exclusive remedy upon such termination.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Charles River stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Charles River stockholders or other security holders.

The Commitment Letter

On February 12, 2018, Charles River entered into the Commitment Letter, pursuant to which JPMorgan committed to provide up to $830 million under a 364-day senior unsecured bridge loan facility (the “Bridge Facility”) for the purpose of financing the Merger. In connection with the Bridge Facility, JPMorgan also committed to provide the financing necessary to replace Charles River’s Seventh Amended and Restated Credit Agreement, dated as of March 30, 2016, by and among Charles River, certain subsidiaries thereto, JPMorgan, as administrative agent, and the other financial institutions thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”) on terms substantially identical to those set forth in the Existing Credit Agreement, except for the amendments to permit the Merger and the Financing thereof in the event that such amendments to its Existing Credit Agreement are not obtained.

JPMorgan’s commitment to provide the Bridge Facility is subject to customary closing conditions more fully set forth in the Commitment Letter.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated by reference herein.

The Support Agreements

On February 12, 2018, concurrently with and as an inducement for Charles River’s entry into the Merger Agreement, Avista Capital Holdings, L.P., (“Avista”), soley with respect to certain provisions, Avista Capital Partners IV, L.P., Avista Capital Partners IV (Offshore), L.P. and ACP Mountain Co-Invest, LLC (collectively, the “Avista Stockholders”), which together hold in excess of 92% of the fully diluted capital stock of ACP Mountain Holdings, entered into a Support Agreement with Charles River (the “Avista Support Agreement”).  Pursuant to the Avista Support Agreement, the Avista Stockholders agreed to: (i) vote all of their outstanding ACP Mountain Holdings stock in favor of the consummation of the Merger, (ii) waive their statutory appraisal rights and (iii) together with Avista agree to certain other covenants.

Each Avista Stockholder has agreed that, other than according to the terms of the Avista Support Agreement, it will not (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any ACP Mountain Holdings stock or (ii) subject to certain limited exceptions, transfer, sell or otherwise dispose of any ACP Mountain Holdings ordinary or preferred stock during the term of the Avista Support Agreement.  The Avista Support Agreement will terminate if the Merger Agreement is terminated prior to the consummation of the Merger.

Certain other stockholders of ACP Mountain Holdings entered into support agreements on substantially similar terms to the Avista Support Agreement (such agreements, together with the Avista Support Agreement, the “Support Agreements”).  In the aggregate, stockholders holding in excess of 93% of the fully diluted capital stock of ACP Mountain Holdings have entered into Support Agreements.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Avista Support Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 7.01 Regulation FD Disclosure.

On February 13, 2018, Charles River issued a press release announcing the transaction. A copy of the press release is attached hereto as Exhibit 99.1. The information being furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by reference in such filing.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit

Number	Title

2.1	Agreement and Plan of Merger, dated as of February 12, 2018, by and among Charles River Laboratories International, Inc., Forest Acquisition Corporation, ACP Mountain Holdings, Inc. and, solely in its capacity as the Stockholders’ Representative, Avista Capital Partners IV GP, LP.*

2.2	Commitment Letter, dated as of February 12, 2018, between Charles River Laboratories International, Inc. and JPMorgan Chase Bank, N.A.

10.1	Support Agreement, dated as of February 12, 2018, by and among Charles River Laboratories International, Inc., Avista Capital Holdings, L.P., Avista Capital Partners IV, L.P., Avista Capital Partners IV (Offshore), L.P. and ACP Mountain Co-Invest LLC and the other parties thereto.*

99.1	Press release, dated February 13, 2018.

*Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule and/or exhibit to the Securities and Exchange commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 13, 2018	CHARLES RIVER LABORATORIES INTERNATIONAL, INC. (Registrant)

	By:	/s/ Matthew Daniel
Name: Matthew Daniel
Title: Corporate Senior Vice President, Deputy General Counsel and Assistant Secretary